Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250	Tel. (972) 217-4646
Allen, Texas 75013	Fax. (972) 217-4645
www.abdisheikh.com	cpa@abdisheikh.com

Mr. Jeff McConnell, Esq. Crowdfunding Lawyers 1431 E. McKinney St. #130

Denton, Texas 76209

August 16, 2024 Mr. McConnell:

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated July 12, 2024, of Robert Ventures Holdings LLC related to the audit of the consolidated financial statements as of December 31, 2023 and 2022, and the year ended December 31, 2023 and the period from inception (May 3, 2022) to December 31, 2022 and the reference to our firm under the caption “Experts” in the Offering Statement.

We consent to the inclusion in the foregoing Regulation A Offering Circular of our report dated July 12, 2024 relating to the consolidated financial statements of Robert Ventures Holdings LLC as of December 31, 2023 and 2022, and the year ended December 31, 2023 and the period from inception (May 3, 2022) to December 31, 2022. We also consent to the reference to our firm under the caption “Experts”.

Abdi Sheikh-Ali, CPA, PLLC Allen, Texas